CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AS INDICATED BY [REDACTED] AND SEPARATELY FILED WITH THE COMMISSION.

Exhibit 10.47

Date:                       July 31, 2003

Vanguard Car Rental USA, Inc. and Vanguard Car Rental (Canada) Inc.

(collectively, “Vanguard”)

Summary of Terms and Conditions

Purchase of Daimler Chrysler (“Chrysler”) Vehicles Proposal

Vanguard Commitment Obligation:

Vanguard commits to buy [REDACTED] DCX(1) vehicles for the DCX vehicle model years 2004 through 2008, inclusive, as set forth on Schedule A.

This agreement, on the closing of Vanguard’s purchase of assets from ANC Rental Corporation (“ANC”), will replace the purchase obligation for Chrysler vehicle model year 2004 set forth in the Loan and Security Agreement by and among ANC, the Guarantors and DaimlerChrysler Corporation (“DCX”), dated March 6, 2003, and assumed by Vanguard under the terms of the Asset Purchase Agreement with ANC dated as of June 12, 2003.

Term of Agreement:	5 years

DRIPIncentive:	Only pertains to US Volume. $[REDACTED] per vehicle

2004 Model Year Additional Purchase Incentive:	$[REDACTED] (the “Additional Incentive”) on the 1st [REDACTED] 2004 MY vehicles.

DIP Loan:	DIP Loan will be paid in full at closing

Other Conditions:	Vanguard must close on the purchase of the assets of ANC, pursuant to a non-appealable order of the Bankruptcy Court At such closing, DCX’s DIP loan shall be paid in full.

(1) The vehicles will be purchased from DaimlerChrysler Corporation and DaimlerChrysler Canada Inc, depending on their destination to Vanguard in the U.S. or Canada.

Vanguard must agree with DaimlerChrysler Service North America LLC and close on the proposed $800 million loan facility for the purchase of Chrysler products over the term of this Agreement.

Vanguard agrees to adhere to the DaimlerChrysler Guaranteed Depreciation Program Rules and Remarketing guidelines.

DaimlerChrysler Fleet Operations:	DCX agrees to provide and maintain daily rental guaranteed depreciation program that has a competitive incentive package similar in other major suppliers for like volumes.

Agreed and accepted, subject to approval by the Bankruptcy Court on this  1st day of Aug., 2003

Vanguard Car Rental USA, Inc. and Vanguard Car Rental (Canada) Inc.

By:	/s/ William E. Lobeck

Title:
President

DAIMLERCHRYSLER CORPORATION

By:	/s/ [ILLEGIBLE]
Title:	V. P. Fleet

Vanguard Car Rental USA

and
Vanguard Canada Proposal

Schedule A

						Grand
	2004	2005	2006	2007	2008	Total

DaimlerChrysler USA
DaimlerChrysler Canada			[REDACTED]
Total DCX			47,500

Additional Terms:

1. D.I.P. loan would be paid in full at closing.